Exhibit 99.2

Tribal Rides International Corp. Announces Appointment of Steven Ritacco as Chief Technology Officer

Mission Viejo, California November 29, 2021 – Tribal Rides International Corp. (“Tribal Rides” or the “Company”) (OTC PINK: XNDA) a California based software company, announces that it is filling another position it its C-Level executive team by appointing Steven (Steve) Ritacco to be the Company's Chief Technology Officer.

Mr. Ritacco is a veteran of many high profile startups. After spending some of his early career in software development roles with industry heavyweights, Hewlett Packard and Adobe Systems, he took on key software development leadership roles in two Bay Area, Kleiner Perkins startups (GO Corp. and Excite). Moving into CTO positions for the last two decades, he’s channeled his technology and management skills toward building Technology Organizations that routinely outperform expectations. “Nothing is more important to me than our applications’ customer experience. My teams work tirelessly to get it right,” stated Mr. Ritacco. He’s also worked on applications designed to process and report against very large data sets, tens-of-terabytes of retail and IoT data. Further, Mr. Ritacco stated, “My passion has always been delivering software applications that delight users and solve problems by simplifying their life or work.” In any software realm, Mr. Ritacco has built highly functional teams of talented engineers with great cultural diversity. He doesn’t just honor diversity, he finds it to be essential.

As CTO, Mr. Ritacco will lead the development of the Company’s products and will also be involved in strategic acquisitions that help fuel the Company's’ growth. It’s often the case that key capabilities can be brought in through acquisitions that deliver shareholder value for both parties. “We don’t have to build everything ourselves. One plus one can equal three, given the right circumstances,” stated Mr. Ritacco.

Rounding out his experience, Mr. Ritacco has extensive experience working in international organizations and with international partners. He’s opened offices and built organizations in Europe and worked closely with offshore development teams and owned corporate relationships with multiple Japanese companies.

Mr. Ritacco has a history of working closely with his counterparts in Corporate Finance to make sure budgets are accurate and goals are met. “It’s really important that the C-Team work together as a tight unit. It’s the best way to deliver results for our shareholders,” stated Mr. Ritacco.

About Tribal Rides International Corp.

Tribal Rides International Corp. is engaged in the business of digital transformation of transportation. The digital transportation enablement and enhancement platform provides fully automated dispatching and bookings management built for taxi companies, limousine companies and ride-sharing service providers. The platform gives customers an app-based experience and provides service providers a range of functions which include customer booking, accounts management, driver tracking, real-time notifications, auto dispatching algorithms, accounting and settlements, corporate account management as well as providing reporting and analytics. The platform has also shown to have a direct application in the B2B space in providing corporations with a more efficient taxi chit solution to combat fraud and excessive administration costs.

For more information, visit www.tribalrides.us

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully develop and market our products and services; the acceptance of our products and services by customers; our ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other products and services; the effects of changes in our markets; our ability to successfully develop new products and services; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

Joseph Grimes

joeg@tribalrides.us

949.434.7259